FOR IMMEDIATE RELEASE:

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS

- Conference call on Thursday, November 5, 2009, at 8:00 a.m. Central Standard Time.

HOUSTON, Texas, November 4, 2009 . . . Service Corporation International (NYSE:  SCI), the largest provider of deathcare products and services in North America, today reported results for the third quarter 2009.  Our unaudited condensed consolidated financial statements can be found at the end of this press release.  The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues	$497.2	$516.4	$1,521.8	$1,638.7
Operating income	$78.0	$49.0	$232.6	$231.7
Net income attributable to common stockholders	$31.2	$14.6	$88.8	$87.6
Diluted earnings per share	$.12	$.06	$.35	$.33
Earnings from continuing operations excluding special items(1)	$32.4	$23.9	$93.3	$112.1
Diluted earnings per share from continuing operations excluding special items(1)	$.13	$.09	$.37	$.43
Diluted weighted average shares outstanding	253.0	260.4	251.3	263.0
Net cash provided by operating activities	$94.2	$116.9	$305.3	$233.4
Net cash provided by operating activities excluding special items(1)	$94.2	$116.9	$305.3	$326.7

(1)
Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the headings “Non-GAAP Financial Measures” and “Cash Flow and Capital Spending.”

Quarter Highlights:

–
Diluted earnings per share from continuing operations excluding special items was $0.13 in the third quarter 2009 compared to $0.09 in the prior year third quarter.  These results exceeded our internal expectations as cost reduction initiatives, better than expected trust fund performance, and better than expected preneed cemetery production more than offset lower funeral services performed in the quarter.

–
Funeral gross profit increased $9.5 million, or 16.0%, and funeral gross margin percentage improved to 20.9% from 16.9% as significant efficiencies obtained from cost control initiatives more than offset declines in funeral services performed.

–
Cemetery gross profit increased $9.4 million, or 40.7%, and cemetery gross margin percentage improved to 19.3% from 13.9% due to an increase in preneed cemetery property sales, higher cemetery trust fund income and reductions in costs compared to prior year levels, which were partially offset by lower atneed revenues in the third quarter.

–
Net cash provided by operating activities excluding special items for the quarter was $94.2 million, a decrease of $22.7 million compared to the prior year, reflecting the impact of partially funding an October payroll in the current quarter, disbursements for mid-year incentive compensation and lower receipts on preneed receivables, which were partially offset by higher earnings.

Tom Ryan, the Company’s President and Chief Executive Officer, commented on the third quarter of 2009:

“Our financial performance for the quarter was very encouraging, and continued the trend of strong financial results for the year, and I want to thank all of our associates for their efforts and hard work in achieving these results.  We believe our proactive response to the challenging economic climate, which included realigning our cost structure to promote sustainable operating efficiency and investing in our sales production channel, has been validated by the results achieved, as operating income surpassed prior year results for the quarter.  Moreover, our fundamentally sound business model and efficient cost structure will provide the basis for high margin growth as we expand the organization both organically and through acquisition.”

“We recently announced the acquisition of Keystone North America Inc., the fifth largest provider of deathcare products and services in North America.  The transaction is anticipated to close in the first quarter of 2010 and is expected to be immediately accretive to earnings and cash flow.  Looking forward, we intend to continue to capitalize on our leading market position, utilizing our strength as the industry leader to make our business stronger and to enhance shareholder value.”

REVIEW OF RESULTS FOR THIRD QUARTER 2009

Consolidated Segment Results

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended September 30,
	2009	2008
Funeral
Funeral atneed revenue	$211.7	$229.6
Funeral recognized preneed revenue	99.6	103.7
Other funeral revenue(1)	17.6	17.1
Total funeral revenues	$328.9	$350.4

Gross profit	$68.7	$59.2
Gross margin percentage	20.9%	16.9%

Funeral services performed	60,494	65,177
Average revenue per funeral service	$5,146	$5,114

Cemetery
Cemetery atneed revenue	$59.2	$65.1
Cemetery recognized preneed revenue	89.1	79.5
Other cemetery revenue (2)	20.0	21.4
Total cemetery revenues	$168.3	$166.0

Gross profit	$32.5	$23.1
Gross margin percentage	19.3%	13.9%

(1)
Other funeral revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

(2)
Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, and interest and finance charges earned from customer receivables on preneed installment contracts.

Comparable Funeral Results

The table below details comparable funeral results of operations (“same store”) for the three months ended September 30, 2009 and 2008. We consider comparable operations to be those owned for the entire period beginning January 1, 2008 and ending September 30, 2009.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended September 30,
	2009	2008	Change
Comparable funeral revenue:
Atneed revenue	$207.8	$218.7	$(10.9)
Recognized preneed revenue	98.5	102.0	(3.5)
Other funeral revenue(1)	17.7	17.0	0.7
Total comparable funeral revenues	$324.0	$337.7	$(13.7)

Comparable gross profit	$69.9	$59.9	$10.0
Comparable gross margin percentage	21.6%	17.7%

Comparable funeral services performed:
Preneed	20,723	20,946	(223)
Atneed	38,543	41,172	(2,629)
Total	59,266	62,118	(2,852)

Comparable average revenue per funeral service	$5,168	$5,163	$5

Comparable preneed funeral production:
Sales	$122.7	$126.5	$(3.8)
Total preneed funeral contracts sold	21,572	22,125	(553)
Average revenue per contract sold	$5,688	$5,718	$(30)

(1)
Other funeral revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

–
Comparable funeral services performed decreased 4.6%, primarily related to soft demand experienced in our markets.  We believe this decline is consistent with trends experienced by other funeral service providers and industry vendors.

–
The comparable average revenue per funeral service grew 0.1% over the prior year quarter. Excluding an unfavorable Canadian currency impact and lower funeral trust fund income, the average revenue per funeral service grew approximately 1.9%.

–	The cremation rate increased 50 basis points to 42.8% in the third quarter of 2009 compared to 42.3% for the same period of 2008.
–
Comparable funeral gross profit increased $10.0 million, or 16.7%, and gross margin percentage increased to 21.6% compared to 17.7% in 2008 due to lower variable merchandise costs, a decline in personnel costs related to work force initiatives and a reduction in our self-insurance reserves, which were partially offset by the impact of lower funeral services performed.

–
Preneed funeral sales production decreased $3.8 million, or 3.0%.  Total funeral contracts sold decreased 2.5% while the average revenue per contract sold decreased 0.5%.  Preneed funeral sales are deferred and recognized as revenues in the future when the funeral service is performed.

Comparable Cemetery Results

The table below details comparable cemetery results of operations (“same store”) for the three months ended September 30, 2009 and 2008. We consider comparable operations to be those owned for the entire period beginning January 1, 2008 and ending September 30, 2009.

(Dollars in millions)	Three Months Ended September 30,
	2009	2008	Change
Comparable cemetery revenue:
Atneed revenue	$58.1	$61.6	$(3.5)
Recognized preneed revenue	88.6	79.3	9.3
Other cemetery revenue(1)	19.7	21.0	(1.3)
Total comparable cemetery revenues	$166.4	$161.9	$4.5

Comparable gross profit	$32.2	$22.4	$9.8
Comparable gross margin percentage	19.4%	13.8%

Comparable preneed and atneed cemetery sales production:
Property	$87.3	$75.3	$12.0
Merchandise and services and service	87.2	83.9	3.3
Discounts	(16.8)	(13.9)	(2.9)
Preneed and atneed cemetery sales production	$157.7	$145.3	$12.4
Recognition rate (2)	93%	97%

(1)
Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income and interest and finance charges earned from customer receivables on preneed installment contracts.

(2)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

–	Comparable atneed cemetery revenues declined $3.5 million, or 5.7%, which we believe was primarily driven by a decline in deaths in our markets.
–	Comparable recognized preneed cemetery revenues increased $9.3 million, primarily as a result of strong cemetery property sales production in the current period.
–
Cemetery gross profit increased $9.8 million, and gross margin percentage increased to 19.4% compared to 13.8% in 2008 due to the higher preneed revenues described above, a decline in personnel costs related to work force initiatives, and a reduction in our self-insurance reserves, partially offset by lower atneed revenues.

–
Preneed and atneed cemetery sales production increased $12.4 million, or 8.5%, primarily due to higher property sales resulting from new company sales initiatives coinciding with an overall improvement in the general economic climate.

Other Financial Results

–
General and administrative expenses of $21.0 million in the third quarter of 2009 increased $4.9 million compared to the third quarter of 2008 primarily because the prior year quarter reflected a $4.0 million reduction in corporate bonuses and long-term incentive plans.

–
We recognized a $2.2 million net pretax loss on divestitures and impairment charges in the third quarter of 2009 compared to $12.8 million in 2008. These losses were due primarily to impairment charges on various locations in North America.

–
Prior year results included Hurricane expenses of $4.3 million reflecting estimated property damages incurred at various locations caused by Hurricane Ike in September 2008, net of estimated insurance recoveries.

–	Interest expense decreased to $29.4 million in the third quarter of 2009, compared to $33.2 million in the third quarter of 2008. The decrease was primarily due to lower average levels of debt.

–
During the third quarter of 2009, we purchased $17.2 million of our senior notes and debentures on the open market. As a result of these transactions, we recognized a gain of $0.5 million, which represents a $0.8 million discount to early extinguish the debt, partially offset by the write-off of unamortized deferred loan costs of $0.3 million.

–
Our income tax rate was 38.8% in the third quarter of 2009 compared to 7.3% in the third quarter of 2008.  The low tax rate in 2008 reflects discrete items, including the release of tax reserves due to the expiration of statutory limitations and state tax planning.

Cash Flow and Capital Spending

Set forth below is a reconciliation of net cash provided by operating activities excluding special items to our reported net cash provided by operating activities prepared in accordance with GAAP.  We do not intend for this information to be considered in isolation or as a substitute for other measures of liquidity prepared in accordance with GAAP.

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net cash provided by operating activities, as reported	$94.2	$116.9	$305.3	$233.4
Federal tax payment	—	—	—	90.0
One-time Alderwoods transition and other costs	—	—	—	3.3
Net cash provided by operating activities, excluding special items	$94.2	$116.9	$305.3	$326.7

Net cash provided by operating activities, excluding special items, was $94.2 million for the third quarter of 2009, down from $116.9 million in the prior year quarter.  The decrease reflected the impact of partially funding an October payroll in the current quarter, disbursements for mid-year incentive compensation, and lower receipts on preneed receivables, which were partially offset by our cost control initiatives mentioned above.  Although our cash flow was lower than the prior year quarter, it did exceed our expectations for the current period due to favorable working capital initiatives.

Consistent with our financial objectives, we were successful in prudently managing our capital expenditures during the three and nine month periods ended September 30, 2009.  A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Capital improvements at existing locations	$9.9	$21.9	$27.0	$59.0
Development of cemetery property	7.7	14.2	23.8	37.2
Construction of new funeral home facilities and other growth	2.4	4.2	11.7	12.1
Total capital expenditures	$20.0	$40.3	$62.5	$108.3

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends.  A summary of our U.S. trust fund returns for the three and nine months ended September 30, 2009 is set forth below:

	Three Months	Nine Months
Preneed Funeral	11.1%	18.2%
Preneed Cemetery	12.9%	22.1%
Cemetery Perpetual Care	10.5%	18.6%
Combined Trust Funds	11.6%	19.9%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items shown above are all non-GAAP financial measures.  We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income, expense and cash items not impacting continuing operations.  We also believe this measure helps facilitate comparisons to our competitors’ operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income attributable to common stockholders and diluted earnings per share from continuing operations excluding special items to our GAAP diluted earnings per share.  We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

	Three Months Ended September 30,
(In millions, except diluted EPS)	2009		2008
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$31.2	$.12	$14.6	$.06

After-tax reconciling items:
Losses on divestitures and impairment charges, net	2.3	.01	8.3	.03
Gain on early extinguishment of debt	(0.3)	—	—	—
Change in certain tax reserves	(0.8)	—	1.0	—
Earnings from continuing operations excluding special items	$32.4	$.13	$23.9	$.09

Diluted weighted average shares outstanding (in thousands)		253,048		260,370

	Nine Months Ended September 30,
(In millions, except diluted EPS)	2009		2008
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$88.8	$.35	$87.6	$.33

After-tax reconciling items:
Losses on divestitures and impairment charges, net	5.3	.02	19.8	.09
Gain on early extinguishment of debt	(2.4)	(.01)	—	—
One-time Alderwoods transition and other costs	—	—	0.7	—
Change in certain tax reserves	1.6	.01	—	—
Discontinued operations	—	—	3.6	.01
Earnings from continuing operations excluding special items	$93.3	$.37	$112.1	$.43

Diluted weighted average shares outstanding (in thousands)		251,272		263,002

OUTLOOK FOR REMAINDER OF 2009 AND 2010

Our outlook for potential earnings and cash flow in the fourth quarter and full year of 2009 as well as fiscal 2010 is as follows:

(In millions except per share amounts)	4th Qtr 2009 Guidance	Updated 2009 Guidance	2010 Guidance
Diluted earnings per share from continuing operations excluding special items (1)	$.09 to $.11	$.46 to $.48	$.45 to $.53
Net cash provided by operating activities excluding special items (1)	$45 to $60	$350 to $365	$300 to $350
Capital improvements at existing facilities and cemetery development expenditures	Approx. $20	Approx. $70	$85 to $95

(1)
Diluted earnings per share from continuing operations excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures.  We normally reconcile these non-GAAP financial measures to diluted earnings per share and net cash provided by operating activities; however, these measures calculated in accordance with GAAP are not currently accessible on a forward-looking basis.  Our updated outlook for 2009 and preliminary guidance for 2010 excludes the following because this information is not currently available:  Gains or losses associated with asset dispositions, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and/or potential cash tax payments, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation.  The foregoing items, especially gains or losses associated with asset dispositions and tax adjustments, could materially impact our forward-looking diluted earnings per share and cash flow calculated in accordance with GAAP, consistent with the historical disclosures found earlier in this press release under the headings “Non-GAAP Financial Measures” and “Cash Flow and Capital Spending”.

This outlook reflects management’s current views and estimates regarding future economic and financial market conditions, company performance and financial results, business prospects, the competitive environment and other events.  This outlook is subject to a number of risks and uncertainties, many of which are beyond the control of SCI, which could cause actual results to differ materially from the potential results highlighted above.  A further list and description of these risks and uncertainties and other matters can be found later in this press release under “Cautionary Statement on Forward-Looking Statements”.

Conference Call and Webcast

We will host a conference call on Thursday, November 5, 2009, at 8:00 a.m. Central Standard Time.  A question and answer session will follow a brief presentation made by management.  The conference call dial-in number is (617) 801-9715 with the passcode of 63815855. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com.  A replay of the conference call will be available through November 10, 2009 and can be accessed at (617) 801-6888 with the passcode of 30304932.  Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf.  Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•
Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, access to capital markets, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, and negative currency translation effects.

•	Changes in operating conditions such as supply disruptions and labor disputes.
•
Our inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy costs (e.g., electricity, natural gas and fuel oil), costs of other materials, employee-related costs or other factors.

•	Inability to complete acquisitions, divestitures or strategic alliances as planned or to realize expected synergies and strategic benefits.
•
The outcomes of pending lawsuits, proceedings, and claims against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.

•	Allegations regarding compliance with laws, regulations, industry standards, and customs regarding funeral or burial procedures and practices.
•	The amounts payable by us with respect to our outstanding legal matters exceeding our established reserves.

•	Amounts that we may be required to replenish into our affiliated funeral and cemetery trust funds in order to meet minimal funding requirements.
•
The outcome of pending Internal Revenue Service audits.  We maintain accruals for tax liabilities which relate to uncertain tax matters.  If these tax matters are unfavorably resolved, we will make any required payments to tax authorities. While such payments would affect our cash flow, we do not believe they would impair our ability to service debt or our overall liquidity.  If these tax matters are favorably resolved, the accruals maintained by us will no longer be required, and these amounts will be released through our tax provision at the time of resolution.

•
Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures, and local economic conditions.

•	Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting, and trusting policies.
•	Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.
•	Our ability to successfully access surety and insurance markets at a reasonable cost.
•	Our ability to successfully leverage our substantial purchasing power with certain of our vendors.
•
The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report from our auditors regarding the effectiveness of our internal control over financial reporting.

•	The possibility that restrictive covenants in our credit agreement and privately placed debt securities may prevent us from engaging in certain transactions.
•
Our ability to buy our common stock under our share repurchase programs, which could be impacted by, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

•	The financial conditions of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
•	Continued economic crisis and financial and stock market declines could reduce future potential earnings and cash flows and could result in future goodwill impairments.
•	The weakened economy may cause customers to reassess preneed funeral or cemetery arrangements or decrease the amounts atneed customers are willing to pay or consider cremation as opposed to burial.
•	Changes in our funeral and cemetery trust funds, investments in equity securities, fixed income securities, and mutual funds could be significantly negatively impacted by the weakened economy.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2008 Annual Report on Form 10-K.  Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services.  At September 30, 2009, we owned and operated 1,250 funeral homes and 364 cemeteries (of which 206 are combination locations) in 43 states, eight Canadian provinces, the District of Columbia and Puerto Rico.  Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction.  For more information about Service Corporation International, please visit our website at www.sci-corp.com.  For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:

Investors:	Debbie Young – Director / Investor Relations	(713) 525-9088

Media:	Lisa Marshall – Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues	$497,217	$516,439	$1,521,761	$1,638,672
Costs and expenses	(396,054)	(434,171)	(1,218,653)	(1,311,646)
Gross profit	101,163	82,268	303,108	327,026

General and administrative expenses	(20,961)	(16,110)	(69,213)	(62,840)
Loss on divestitures and impairment charges, net	(2,221)	(12,819)	(1,280)	(28,723)
Hurricane expense, net	—	(4,313)	—	(4,313)
Other operating income	—	—	—	585
Operating income	77,981	49,026	232,615	231,735

Interest expense	(29,383)	(33,222)	(93,439)	(100,602)
Gain on early extinguishment of debt	482	—	3,922	—
Interest income	584	1,128	1,872	4,502
Other income (expense), net	301	(1,000)	(442)	(1,061)
Income from continuing operations before income taxes	49,965	15,932	144,528	134,574
Provision for income taxes	(19,403)	(1,160)	(56,006)	(46,524)
Income from continuing operations	30,562	14,772	88,522	88,050
Loss from discontinued operations	—	—	—	(362)
Net income	30,562	14,772	88,522	87,688
Net gain attributable to noncontrolling interests	600	(133)	274	(133)
Net income attributable to common stockholders	$31,162	$14,639	$88,796	$87,555

Basic earnings per share:
Income from continuing operations attributable to common stockholders	$.12	$.06	$.35	$.34
Net income attributable to common stockholders	$.12	$.06	$.35	$.34
Diluted earnings per share:
Income from continuing operations attributable to common stockholders	$.12	$.06	$.35	$.33
Net income attributable to common stockholders	$.12	$.06	$.35	$.33

Basic weighted average number of shares	251,765	257,408	250,858	259,505
Diluted weighted average number of shares	253,048	260,370	251,272	263,002

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
 (In thousands, except share amounts)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$233,485	$128,397
Receivables, net	71,829	96,145
Inventories	30,717	31,603
Deferred tax asset	79,571	79,571
Current assets held for sale	1,512	1,279
Other	20,189	18,515
Total current assets	437,303	355,510
Preneed funeral receivables, net and trust investments	1,313,363	1,191,692
Preneed cemetery receivables, net and trust investments	1,310,989	1,062,952
Cemetery property, at cost	1,459,350	1,458,981
Property and equipment, net	1,546,670	1,567,875
Non-current assets held for sale	103,242	97,512
Goodwill	1,175,528	1,178,969
Deferred charges and other assets	368,593	452,634
Cemetery perpetual care trust investments	848,159	744,758
	$8,563,197	$8,110,883
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$299,934	$294,859
Current maturities of long-term debt	26,061	27,104
Current liabilities held for sale	625	465
Income taxes	1,623	4,354
Total current liabilities	328,243	326,782
Long-term debt	1,717,507	1,821,404
Deferred preneed funeral revenues	600,653	588,198
Deferred preneed cemetery revenues	812,390	771,117
Deferred income taxes	329,956	288,677
Non-current liabilities held for sale	80,181	75,537
Other liabilities	321,992	356,090
Deferred preneed funeral and cemetery receipts held in trust	2,103,825	1,817,665
Care trusts’ corpus	849,459	772,234

Stockholders’ equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 253,594,517, and 249,953,075 shares issued, respectively, 253,184,884 and 249,472,075 shares outstanding, respectively	253,185	249,472
Capital in excess of par value	1,721,253	1,733,814
Accumulated deficit	(637,960)	(726,756)
Accumulated other comprehensive income	82,893	36,649
Total common stockholders’ equity	1,419,371	1,293,179
Noncontrolling interests	(380)	-
Total equity	1,418,991	1,293,179
	$8,563,197	$8,110,883

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$88,522	$87,688
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	—	362
Gain on early extinguishment of debt, net	(3,922)	—
Depreciation and amortization	82,821	84,219
Amortization of intangible assets	16,148	18,145
Amortization of cemetery property	21,723	23,824
Amortization of loan costs	2,526	2,718
Provision for doubtful accounts	8,606	6,768
Provision for deferred income taxes	42,418	94,107
Loss on divestitures and impairment charges, net	1,280	28,723
Share-based compensation	7,505	7,626
Excess tax benefits from share-based awards	—	(3,219)
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	13,296	7,786
Decrease (increase) in other assets	12,916	(71,977)
Increase (decrease) in payables and other liabilities	21,285	(92,603)
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables and trust investments	18,645	8,605
Increase in deferred preneed funeral revenue	8,679	23,229
Decrease in funeral deferred preneed funeral receipts held in trust	(24,858)	(25,284)
Effect of preneed cemetery production and deliveries:
(Increase) decrease in preneed cemetery receivables and trust investments	(27,019)	29,734
Increase in deferred preneed cemetery revenue	20,590	23,186
Decrease in cemetery deferred preneed cemetery receipts held in trust	(5,811)	(19,596)
Other	(1)	(592)
Net cash provided by operating activities	305,349	233,449
Cash flows from investing activities:
Capital expenditures	(62,460)	(108,324)
Proceeds from divestitures and sales of property and equipment	20,984	19,221
Acquisitions	(3,359)	(8,545)
Net deposits of restricted funds and other	(1,023)	(21,476)
Net cash used in investing activities from continuing operations	(45,858)	(119,124)
Net cash provided by investing activities from discontinued operations	—	858
Net cash used in investing activities	(45,858)	(118,266)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	—	72,807
Payments of debt	(118,436)	(54,403)
Principal payments on capital leases	(18,704)	(18,550)
Purchase of Company common stock	—	(79,470)
Proceeds from exercise of stock options	13,405	6,097
Excess tax benefits from share-based awards	—	3,219
Payments of dividends	(30,060)	(31,166)
Bank overdrafts and other	(9,240)	(8,757)
Net cash used in financing activities	(163,035)	(110,223)
Effect of foreign currency on cash and cash equivalents	8,632	(1,651)
Net increase in cash and cash equivalents	105,088	3,309
Cash and cash equivalents at beginning of period	128,397	168,594
Cash and cash equivalents at end of period	$233,485	$171,903